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                            ARTICLES OF INCORPORATION             DEAN HELLER
                                       OF                     SECRETARY OF STATE
                            Sheridan Industries, Inc.         '98 DEC 14 PM 3 28
                                                               LAS VEGAS, NEVADA

      The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

                                    Article I
                                      Name

      The name of the corporation is Sheridan Industries, Inc.


                                   Article II
                                    Duration

      The duration of the corporation is perpetual.

                                   Article III
                                    Purposes

      The purposes for which this corporation is organized are:

      Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

      Section 2. To purchase or otherwise acquire, own, mortgage, sell, manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class, and description.

      Section 3. To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

      Section 4. To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.


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      Section 5. To acquire and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

      Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

      Section 7. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property or the corporation's own or other securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

      Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

      Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any State of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

      Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation.


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                                   Article IV
                                 Capitalization

      Section 1. The authorized capital of this corporation shall consist of the following stock:

      Fifty million (50,000,000) common shares, par value $.002 per share. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders.

      Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

      Section 3. The common stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                                    Article V
                                Principal Office

      The address of the registered office of the corporation is 3340 Topaz Street, Suite 210, Las Vegas, Nevada 89121 and the registered agent at that address is Sherry A. McEvoy. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.


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                                   Article VI
                                    Directors

      The corporation shall be governed by a Board of Directors. There shall be one (1) or more directors as to serve, from time to time, as elected by the Shareholders, or by the Board of Directors in the case of a vacancy. The original Board of Directors shall be comprised of one (1) person and the name and address of the person who is to serve as director until the first annual meeting of shareholders and until successors are elected and shall is:

            Nathan W. Drage
            3340 Topaz #210
            Las Vegas, Nevada 89121

                                   Article VII
                                 Indemnification

      As the Board of Directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.

                                  Article VIII
                                  Incorporator

      The name and address of the incorporator is:

            Nathan W. Drage
            3340 Topaz #2l0
            Las Vegas, Nevada 89121

      Dated this 10 day of December, 1998


                                          /s/ Nathan W. Drage
                                          -----------------------
                                          Nathan W. Drage


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                               NOTARY CERTIFICATE

State of Nevada                   )
                                  ) ss.
County of Clark                   )

      On the 13 day of December, 1998, personally appeared before me, a Notary Public, who acknowledged that Nathan W. Drage executed the foregoing Articles of Incorporation.


                                    /s/ Sherry A. McEvoy
                                    ----------------------------------
                                    Sherry A. McEvoy, Notary Public


My Appointment Expires: 11/01/01

Residing in: Clark County Las Vegas NV USA

[SEAL]     SHERRY A. McEVOY
         Notary Public-Nevada
             No. 93-4908-1
       My appt. exp. Nov 1, 2001


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             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          DEC 21 1998
         No. C29048-98
         -------------
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                               ARTICLES OF MERGER
                                       OF
                            SHERIDAN INDUSTRIES, INC.
                              (A Utah Corporation)

                                      INTO

                            SHERIDAN INDUSTRIES, INC.
                             (A Nevada Corporation)

      The Undersigned, being sole Director of Sheridan Industries, Inc., a Utah corporation, and the sole officer and director of Sheridan Industries, Inc., a Nevada corporation, hereby certify as follows:

      1. A merger for the purpose of changing domicile has been approved by the board of directors of Sheridan Industries, Inc., an Utah corporation, and Sheridan Industries, Inc., a Nevada corporation.

      2. Shareholders owning l0,000,000 of the shares of common stock of Sheridan Industries, Inc., a Utah corporation, which number of shares is a majority of the approximately 17,000,000 shares outstanding, consented to such merger on December 11, 1998. The sole shareholder of Sheridan Industries, Inc., a Nevada corporation, voted for such plan of merger on December 16, 1998.

      3. A Notice, including a summary of the merger, was mailed to all shareholders of the Utah Corporation on or about November 30, 1998.

      4. Sheridan Industries, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Sheridan Industries, Inc., a Utah corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Corporation Statutes with respect to the rights of dissenting shareholders.

      Dated this 18th day of December, 1998.


SHERIDAN INDUSTRIES, INC.           SHERIDAN INDUSTRIES, INC.
A Utah Corporation                  A Nevada Corporation


By: /s/ Robert Kropf                By: /s/ Robert Kropf
-------------------------           --------------------------
    Robert Kropf                        Robert Kropf
    President/Secretary                 President/Secretary


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                               ******************

State of Utah                     )
                                  )ss.
County of Salt Lake City          )

      On this 18th day of December, 1998, before me, a Notary Public, personally appeared Robert Kropf, and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized director and officer.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                    /s/ Jennifer L. Clark
                                    --------------------------------
                                    Notary Public
                                    Residing at: Salt Lake

My Commission Expires:

   [SEAL] NOTARY PUBLIC
    JENNIFER L. CLARK
4605 So. Watch. Blvd. 330
 Salt Lake City, UT 84124
  My Commission Expires
       July 1, 2002
      STATE OF UTAH


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                          NOTICE OF SHAREHOLDER ACTION
                TO BE TAKEN BY A MAJORITY OF THE SHAREHOLDERS OF
                            SHERIDAN INDUSTRIES, INC.

      The Board of Directors of Sheridan Industries, Inc., a Utah corporation ("the Company"), hereby give notice that pursuant to Utah Revised Business corporation Act Section 16-1Oa-704, a majority of the shareholders of record, as of November 25, 1998, of the Company will consent to the following action on December 7, 1998:

      1. Authorize the Board of Directors to effect a 200 to 1 reverse split of the Company's common stock;

      2.    Authorize a change of the Company's domicile from Utah to Nevada.

            PLAN OF MERGER: The Company will form a Nevada subsidiary to effectuate a change of corporate domicile. Following the reverse split, the shareholders shall receive one share of the Nevada Corporation for each share of the Company.

Your proxy is not being solicited by the Board of Directors.

Dated this 30th day of November, 1998.

                                     By Order Of:


                                     The Board of Directors
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             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

          DEC 22 1998
         No. C29048-98
         -------------
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            SHERIDAN INDUSTRIES, INC.

      Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation by way of shareholder Consent.

      1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of the corporation on December 22, 1998, said articles are hereby amended and shall read as follows:

--------------------------------------------------------------------------------

                                    Article I
                                      Name

      The name of the corporation is Diabetex International Corp.

--------------------------------------------------------------------------------

      2. Additionally, the shareholders consented to a reverse split of the Company's common stock on a 400 to 1 basis.

      3. The number of shares of the corporation outstanding at the time of adoption was approximately 17,000,000; and the number of shares entitled to vote thereon were the same.

      3. The number of shares consenting to the action was 10,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

      Effective the 22nd day of December, 1998.

                                          /s/ Robert Kropf
                                          ------------------------
                                          Robert Kropf, President

/s/ Robert Kropf
-----------------------
Robert Kropf, Secretary


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State of Utah                     )
                                  )ss.
County of Salt Lake               )


      On this 22 day of December, Robert Kropf personally appeared before me, a Notary Public, and executed the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized President and Secretary.

      In Witness Hereof, I have hereunto set my hand and official seal.


                                    /s/ Jennifer L. Clark
                                    --------------------------------
                                    Notary Public
                                    Residing at: Salt Lake


My Commission Expires:

   [SEAL] NOTARY PUBLIC
    JENNIFER L. CLARK
4605 So. Watch. Blvd. 330
 Salt Lake City, UT 84124
  My Commission Expires
       July 1, 2002
      STATE OF UTAH


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